EXHIBIT-99.03

                                                 [Bridge Loan Commitment Letter]


CIBC WORLD MARKETS CORP.                          THE CHASE MANHATTAN BANK
425 LEXINGTON AVENUE                              270 PARK AVENUE
NEW YORK, NEW YORK  10017                         NEW YORK, NY  10017


                                                                    May 24, 1999


SW Acquisition, L.P.
c/o CIBC World Markets Corp.
425 Lexington Avenue, 7th Floor
New York, NY  10017

Attention:

   Re: Texas-New Mexico Power Company Acquisition Financing


Ladies and Gentlemen:

                  We understand that CIBC World Markets Corp. ("CIBC") and certain other investors (the "Equity Investors") through SW Acquisition, L.P. (the "Partnership") has formed an acquisition subsidiary, ST Acquisition Corp. ("Newco"), which intends to enter into a transaction pursuant to which Newco will merge (the "Merger") with and into TNP Enterprises, Inc. ("XYZ"), a holding company that owns Texas-New Mexico Power Company ("ABC"). In connection with the Merger, the former shareholders of XYZ will become entitled to receive approximately $590.0 million (or $44.00 per share, net to the seller) in cash and the Partnership will become the owner of all the issued and outstanding capital stock of XYZ. We further understand that the funding requirements for the Merger (including related fees and expenses) will be approximately $640.0 million and such amount, together with ongoing working capital needs, will be provided solely from (i) a senior secured term loan and revolving credit facility of Newco (the "Credit Facilities") of up to $165.0 million (approximately $25.0 million of the revolving credit portion of the Credit Facilities to be drawn on the closing date of the Merger (the "Closing Date"),
(ii) a backstop facility of ABC with aggregate availability of $428.0 million (the "Backstop Facility"), (iii) not less than a $100.0 million common equity investment by the Equity Investors in the Partnership and the investment by the Partnership in Newco of a portion of such amount which, together with the other financing, is sufficient to consummate the Merger (the "Equity Financing"), (iv) the issuance and sale of not less than $100.0 million of preferred equity securities of Newco (the "Preferred Equity") and (v) the issuance and sale of Debt Securities (as defined below). The Merger, the Credit Facilities, the Backstop Facility, the Equity Financing, the bridge loan contemplated by this letter, the issuance and sale of bridge preferred stock contemplated by the commitment letter among CIBC, The Chase Manhattan Bank ("CMB"), Continental Casualty Company, Laurel Hill Capital Partners LLC, the Partnership and Newco (the "Bridge Preferred Stock") and the issuance and sale of the Preferred Stock and the Debt Securities are herein collectively referred to as the "Transaction".

                  In connection with the Transaction, you have engaged one or more investment banks reasonably satisfactory to the Lenders (as defined below) to sell or place senior debt securities of Newco (the "Debt Securities").

                  You have requested that each of CIBC and CMB (collectively, the "Lenders") commit to provide to Newco funds in the amount of up to $137.5 million ($275.0 million in the aggregate) in the form of a senior subordinated increasing rate bridge loan (the "Bridge Loan"), as described in Section 1 hereof.

                  Accordingly, subject to the terms and conditions set forth or incorporated in this letter, the Lenders agree with you as follows:

                  Section 1. Bridge Loan. The Lenders hereby commit, on an equal, but not joint and several, basis subject to the terms and conditions hereof and in the Summary Term Sheet attached hereto as Exhibit A (collectively, the "Term Sheet"), to provide to Newco a senior subordinated increasing rate bridge loan on the Closing Date in the aggregate principal amount of up to $275.0 million. The proceeds of the Bridge Loan shall be used solely to finance the Merger and to pay fees and expenses incurred in connection therewith. The principal terms of the Bridge Loan are summarized in the Term Sheet.

                  Unless the Lenders' commitment hereunder shall have been terminated pursuant to Section 7, the Lenders or their Affiliates shall have the exclusive right to provide the Bridge Loan or other bridge or interim financing required in connection with the Transaction; provided, that Continental Casualty Company shall have the right to purchase Bridge Preferred Stock as provided in the Commitment Letter relating to the Bridge Preferred Stock.

                  You hereby  represent  and covenant  that based on your review and analysis, (a) all information other than Projections (as defined below) which has been or is hereafter made available to the Lenders by you or your representatives, advisors or affiliates in connection with the transactions contemplated hereby (the "Information") has been reviewed and analyzed by you in connection with the performance of your own due diligence and, to the best of your knowledge, is, or in the case of Information made available after the date hereof will be, correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact known to you and necessary to make the statements contained therein, in the light of the circumstances under which such statements were or are made, not misleading, (b) to the best of your knowledge, the consolidated EBITDA of XYZ, ABC and their consolidated subsidiaries for the year ended December 31, 1998 was at least $135.0 million and (c) all financial projections concerning ABC, XYZ and Newco that have been or are hereafter made available to the Lenders by you or your representatives, advisors or affiliates in connection with the transactions contemplated hereby (the "Projections") have been or, in the case of Projections made available after the date hereof, will be prepared in good faith based upon reasonable assumptions (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control and that no assurance can be given that such Projections will be realized). You agree to supplement the Information and the Projections from time to time until the termination of the Lenders' commitment hereunder so that the representation and warranty made in the preceding sentence is correct as of such date. In arranging and syndicating the Bridge Loan, the Lenders will be using and relying on the Information and the Projections. The representations and covenants contained in this paragraph shall remain effective until definitive financing agreements are executed and thereafter the disclosure representations contained herein shall be terminated and of no further force and effect. For purposes of this Agreement, "EBITDA" means, for any period, the aggregate amount of Consolidated Net Income (as defined), after adding thereto interest charges, interest income, income taxes, depreciation and amortization, amortization of regulatory assets, amortization or intangibles, non-cash regulatory deferrals and other amortizations, extraordinary items, and any other non-cash non-recurring items.

                  The Lenders or their respective affiliates will act as the exclusive administrative agents, advisors and arrangers in respect of the Bridge Loan and will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. The Lenders shall consider your reasonable suggestions for co-agents and co-arrangers; provided, however, that you shall not (i) appoint other agents, co-agents or arrangers,
(ii) award any other titles or (iii) pay compensation (other than that expressly contemplated by the Term Sheet), in connection with the Bridge Loan.

                  The Lenders shall be entitled to change the structure and/or pricing of the Credit Facilities, the Backstop Facility or the Bridge Loan if they determine that such changes are advisable in order to ensure a successful syndication; provided, however, that in no event shall the amount of the Credit Facilities, the Bridge Loan or the Backstop Facility be lowered nor shall any change in structure create the requirement for any material regulatory approval not envisioned at the time the Merger Agreement was executed.

                  Section 2. Financing Documentation. The making of the Bridge Loan will be governed by definitive loan and related agreements and documentation (collectively, the "Financing Documentation") in form and substance reasonably satisfactory to the Lenders and to you. The Financing Documentation shall be prepared by Cahill Gordon & Reindel, special counsel to the Lenders. The Financing Documentation shall contain such covenants, terms and conditions as are consistent with this letter and the Term Sheet and such other covenants, terms, conditions, representations, warranties, events of default and remedies provisions as shall be satisfactory to the Lenders and you.

                  Section 3.   Conditions.  The obligation of  the Lenders under
Section 1 of this letter to provide the Bridge Loan is subject to fulfillment of the following conditions:

               (a) Merger Agreement. The Partnership and Newco shall have entered into an agreement relating to the Merger (the "Merger
          Agreement") on terms and in form and substance substantially consistent with the terms of the Merger Agreement reviewed by the Lenders prior to the execution by the Partnership of this letter including, without limitation, the payment to the former shareholders of XYZ of not more than $44.00 per share, net to the seller in cash. The Merger Agreement shall not have been amended in any material respect without the Lenders' written consent, which consent shall not be unreasonably withheld. All conditions precedent to the Merger contained in the Merger Agreement shall have been performed or complied with substantially on the terms set forth therein and not waived without the Lenders' written consent, which consent shall not be unreasonably withheld and simultaneously with any drawing under the Credit Facilities or the making of the Bridge Loan, the Merger shall have been consummated.

               (b) Financing Documentation. Newco, ABC and the Lenders shall have entered into the Financing Documentation relating to the Bridge Loan and the transactions contemplated thereby on terms and in form and substance reasonably satisfactory to the Lenders and Newco.

               (c) The Credit Facilities and the Backstop  Facility.  Newco, ABC
          and the lenders applicable hereto shall have entered into documentation with respect to the Credit Facilities and the Backstop Facility (the "Senior Documentation")on terms and conditions (including with respect to funding) and in form and substance reasonably satisfactory to the Lenders. All conditions to funding thereunder shall have been satisfied or waived only with the consent of the Lenders, not to be unreasonably withheld. The Senior Documentation shall not have been amended, without Lenders' consent, which consent shall not be unreasonably withheld.

               (d) Equity Financing. On or prior to the Closing Date, Newco shall have received a common equity investment of not less than $100.0 million, which shall be provided by the Equity Investors through the Partnership. In addition, on or prior to the Closing Date, Newco shall have received a preferred equity investment of not less than $100.0 million, which shall be provided through the sale and issuance of the Bridge Preferred Stock or the Preferred Equity. The terms and conditions of the Equity Financing and the Bridge Preferred Stock or the Preferred Equity and any tax sharing arrangement shall be satisfactory to the Lenders.

               (e) No Adverse Change or Development, Etc. (i) There shall not have occurred since the date of the most recent financial statements of XYZ a material adverse effect on the rights or remedies of the Lenders, or on the ability of ABC, XYZ and Newco to perform their obligations to the Lenders or on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise), results of operations or prospects of ABC; (ii) trading in securities generally on the New York or American Stock Exchange shall not have been suspended; minimum or maximum prices shall not have been established on any such exchange; (iii) a banking moratorium shall not have been declared by New York or United States authorities; and (iv) there shall not have been (A) an outbreak or escalation of material hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other material insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change or disruption in the general financial banking or capital markets of the United States which, in each case, in the reasonable judgment of the Lenders would materially and adversely affect or impair the ability to sell or place the Debt Securities or syndicate the Bridge Loan.

               (f) Capital Structure. The pro forma consolidated capital structure of Newco, ABC and XYZ, after giving effect to the Transaction (including all adjustments permitted by Regulation S-X under the Securities Act of 1933), shall be consistent in all material respects with the Projections and capital structure contemplated herein.

               (g) Governmental and Third Party Approvals. All governmental and third party approvals required by the Merger Agreement and any other material governmental and third party approvals required in connection with the financing contemplated hereby shall have been obtained on reasonably satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would materially restrain, prevent or otherwise impose material adverse conditions on the financing thereof.

               (h) Financial Statements. The Lenders shall have received (i) satisfactory audited financial statements of XYZ and ABC for the three most recent fiscal years for which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of XYZ and ABC for each fiscal month and quarterly period ended after the latest fiscal year referred to in clause (i) above as to which such financial statements are available and such financial statements shall not reflect any material adverse change in the consolidated financial conditions of XYZ and ABC and their respective subsidiaries from what was reflected in the financial statements or projections previously furnished to the Lenders.

               (i) Minimum EBITDA. The Lenders shall be satisfied that Consolidated EBITDA of XYZ, ABC and their consolidated subsidiaries for the latest twelve month period for which the relevant financial information is available shall equal at least $ 135.0 million and the Partnership shall provide support for such calculation of a nature that is satisfactory to the Lenders.

               (j) Solvency. The Lenders shall have received a certificate of Newco satisfactory in form and substance to the Lenders, executed by the Chief Executive Officer or Chief Financial Officer of Newco, that shall certify the solvency of Newco and its subsidiaries after giving effect to the Merger and the other transactions contemplated hereby.

               (k) Power Market Study. The Lenders shall have received within 120 days of the date hereof a power market study by a satisfactory independent power marketing consultant, in form and substance satisfactory to the Lenders.

               (l) Environmental Audit. The Lenders shall have received within 120 days of the date of the Commitment Letter to which this term sheet is attached an environmental audit with respect to certain real property owned or leased by XYZ, ABC and their subsidiaries from a firm acceptable to the Lenders, which audit shall not reveal any material adverse change in XYZ, ABC and their subsidiaries.

               (m) Opinions, Representations and Warranties. The Lenders shall be entitled to rely on all representations, warranties and opinions given in connection with the Merger Agreement and shall have received representations, warranties and legal opinions covering matters customary for high yield financings of the type contemplated.

               (n) Take-Out Banks. You shall have engaged one or more investment banks satisfactory to the Lenders (the "Take-Out Banks") to publicly offer or privately place the Debt Securities, the proceeds of which will be used either, in lieu of the Bridge Loan, to fund the Merger or, if the Bridge Loan is outstanding, to prepay in whole or in part the Bridge Loan. You and Newco shall have prepared (and shall have obtained the agreement of XYZ and ABC to assist in the preparation of) an offering memorandum relating to the issuance of the Debt Securities (which offering memorandum shall contain audited, unaudited and pro forma financial statements meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, of ABC for the periods required of a registrant on Form S-1) at least 30 days prior to funding and the Take-Out Banks shall have been afforded the opportunity to market and shall have marketed such Debt Securities pursuant to such offering memorandum for such a period as is customary to complete the sale of securities such as the Debt Securities. You and Newco shall have used all reasonable commercial efforts to assist (and shall have obtained the agreement of XYZ and ABC to assist) the Take-Out Banks in marketing the Debt Securities, including, without limitation, having prepared the offering memorandum relating thereto, having made senior management of XYZ and ABC and other representatives of the Partnership, XYZ and ABC available (at mutually agreeable times) to participate in meetings with prospective investors and having provided such information and assistance as the Take-Out Banks shall have reasonably requested during the course of such marketing process.

                  Section 4. Securities Demand. The Financing Documentation will provide that upon request (a "Request") from the Take-Out Banks made at any time after the Closing Date while any portion of the Bridge Loan is outstanding, the Partnership, Newco, XYZ and ABC shall take all reasonable actions necessary or desirable, to the extent within their power, so that the Take-Out Banks can, as soon as practicable after such Request, publicly offer or privately place Debt Securities (the "Initial Request Date"). The Financing Documentation will also provide that upon notice by the Take-Out Banks (a "Take-Out Securities Notice"), at any time and from time to time following the Initial Request Date, Newco, XYZ and ABC will issue and sell Debt Securities upon such terms and conditions as specified in the Take-Out Securities Notice; provided, however, that for either a Request or a Take-Out Securities Notice (i) fixed interest rates shall be determined by the Take-Out Banks in light of the then prevailing market conditions, but in no event shall the interest rate on the Debt Securities exceed 17.00% per annum; (ii) the maturity of any Debt Securities shall not be earlier than six months after the scheduled maturity of the Credit Facilities (as in effect on the Closing Date); (iii) the Debt Securities will contain such terms, conditions and covenants as are customary for similar high yield financings and as are satisfactory in all respects to the Take-Out Banks, Newco and ABC; and (iv) all other arrangements with respect to the Debt Securities shall be reasonably satisfactory in all respects to the Take-Out Banks, Newco, XYZ and ABC in light of the then prevailing market conditions. CIBC and CMB agree that if one of the Take-Out Banks (the "Electing Bank") provides notice to the other Take-Out Bank (the "Receiving Bank") that it desires to deliver a Request and Take-Out Securities Notice and the Receiving Bank does not desire to do so, no Request or Take-Out Securities Notice will be delivered for 30 days, at which time the Electing Bank may require the Receiving Bank to join in the delivery of a Request and Take-Out Securities Notice. The foregoing shall not limit the ability of Newco, XYZ or ABC to refinance the Bridge Loan by other means.

                  In addition, the Partnership, Newco, XYZ and ABC covenant and agree subsequent to the funding date of any portion of the Bridge Loan to use reasonable best efforts to assist the Take-Out Banks in marketing the Debt Securities to refinance the Bridge Loan, including, without limitation, preparing an offering memorandum relating thereto, making senior management of ABC and other representatives of the Partnership, XYZ and ABC available (at mutually agreeable times) to participate in meetings with prospective investors and providing such information and assistance as the Take-Out Banks shall reasonably request during the course of such marketing process.

                  Section 5. Indemnification and Contribution. You agree to indemnify the Lenders and each of their respective affiliates and each person in control of the Lenders and eac h of their respective affiliates and the respective officers, directors, employees, agents and representatives of the Lenders and their respective affiliates and control persons, as provided in the Indemnity Letter dated the date hereof (the "Indemnity Letter") and attached hereto.

                  Section 6. Expenses. In addition to any fees that may be payable to the Lenders hereunder and regardless of whether any of the transactions contemplated by this letter are consummated, if this letter agreement is terminated, the Bridge Loan is made available or the Financing Documentation is executed and delivered, you hereby agree to reimburse the Lenders for all reasonable fees and disbursements of legal counsel, including but not limited to the reasonable fees and disbursements of Cahill Gordon & Reindel, the Lenders' special counsel and consultants, and all of the Lenders' travel and other reasonable out-of-pocket expenses incurred in connection with the Transaction or otherwise arising out of the Lenders' commitment hereunder.

                  Section 7. Termination. The Lenders' commitment hereunder to provide the Bridge Loan shall terminate, unless expressly agreed to by the Lenders in their sole discretion to be extended to another date, on the earlier of (A) February 24, 2000 if no portion of the Bridge Loan has been funded (other than as a result of failure of the Lenders to fulfill their obligations hereunder), and (B) the termination of the Merger Agreement in accordance with the terms thereof. No such termination of such commitment shall affect your obligations under Sections 5 and 6 hereof or this Section 7, which shall survive any such termination.

                 Section   8.  Assignment;  Syndication.  This letter  shall not
be assignable by any party hereto without the prior written consent of the other parties (other than, in the case of the Lenders, to an affiliate of such Lender, it being understood that any such affiliate shall be subject to the restrictions set forth in this Section 8); provided, however, that the Lenders shall have the right, in a manner agreeable to one another, to syndicate the Bridge Loan and the commitment with respect thereto among banks or other financial institutions pursuant to the Financing Documentation or otherwise and to sell, transfer or assign all or any portion of, or interests or participations in, the Bridge Loan and the commitment with respect thereto and any notes issued in connection therewith. The Partnership, Newco, XYZ and ABC agree, upon request of the Lenders, to use reasonable best efforts, whether prior to or after the funding date of any Bridge Loan, to assist the Lenders in syndicating the Bridge Loan or the commitment with respect thereto, including, without limitation, in connection with (x) the preparation of an information package regarding the Transaction, including the Information and the Projections described in Section 1 hereof, and (y) meetings and other communications with prospective  Lenders,  including  making  senior  management  of  ABC  and other representatives of the Partnership, XYZ and ABC available (at mutually agreeable times) to participate in such meetings. The Lenders agree between themselves that neither the Lenders nor any of their respective direct and indirect transferees shall syndicate, sell, transfer, assign, participate or otherwise reduce or transfer their risk (including by way of derivatives or otherwise)(each, a "Disposition") for 180 days following the date of this letter with respect to their commitments with respect to the Bridge Loan or, to the extent the Bridge Loan is funded, any portion of the Bridge Loan, other than a Disposition thereof by a Lender to one or more of its affiliates or a Disposition thereof by CIBC, with an option to CMB to participate pro rata in such Disposition.

                 Section 9. Miscellaneous. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES GOVERNING CONFLICTS OF LAWS, AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS COMMITMENT LETTER IS HEREBY WAIVED. THE PARTNERSHIP HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS COMMITMENT LETTER OR ANY MATTERS CONTEMPLATED HEREBY. This letter (including the provisions of the Indemnity Letter specifically incorporated herein) embodies the entire agreement and understanding between you and the Lenders and supersedes all prior agreements and understandings relating to the subject matter hereof. This letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                  The Lenders  reserve the right to employ the services of their respective affiliates (including Canadian Imperial Bank of Commerce and Chase Securities Inc.) in providing services contemplated by this letter and to allocate, in whole or in part, to their respective affiliates certain fees payable to the Lenders in such manner as the Lenders and their respective affiliates may agree in their sole discretion. The Partnership acknowledges that the Lenders may share with any of their respective affiliates (including Canadian Imperial Bank of Commerce and Chase Securities Inc.) and such affiliates may share with the Lenders (in each case, subject to any confidentiality agreements applicable thereto), any information related to the Partnership or its affiliates, XYZ, ABC (including information relating to creditworthiness) or the Transaction.

                  Each of the parties hereto agree that it will not disclose this Agreement or the contents hereof to any person without the approval of each of the Lenders, except that the Lenders may disclose this Agreement and the contents hereof to their affiliates as provided above and each party may disclose this Agreement and the contents hereof (i) to officers, employees, attorneys, accountants and advisors of the parties hereto, XYZ and ABC on a confidential and need-to-know basis and (ii) as required by applicable law or compulsory process. The provisions contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Agreement. This section shall not preclude the release of information necessary for syndication of the Bridge Loan.

                  If you are in agreement with the foregoing, please sign and return to the Lenders c/o CIBC World Markets Corp. at 425 Lexington Avenue, New York, New York 10017 the enclosed copy of this letter no later than 6:00 p.m., New York time, on May 24, 1999, whereupon the undertakings of the parties shall become effective to the extent and in the manner provided hereby. This offer shall terminate if not so accepted by you on or prior to that time.


                                            Very truly yours,

                                            CIBC WORLD MARKETS CORP.



                                            By:    /s/ S. Paul Kovich
                                                   -----------------------------
                                                   Name:   S. Paul Kovich
                                                   Title:  Managing Director


                                            THE CHASE MANHATTAN BANK



                                            By:    /s/ Thomas L. Casey
                                                   -----------------------------
                                                   Name:   Thomas L. Casey
                                                   Title:  Vice President

Accepted and Agreed to as of the date first above written:

SW ACQUISITION, L.P.
  a Texas limited partnership

BY:  GENERAL PARTNER:
     SW I ACQUISITION GP, L.P.,
     a Texas limited partnership

BY:  GENERAL PARTNER:
     SW II ACQUISITION, LLC,
     a Texas limited liability company

By:  /s/ W.J. Catacosinos
     ------------------------------
     Name:  William J. Catacosinos
     Title: Manager



ST ACQUISITION CORP.


By:  /s/ W.J. Catacosinos
     ------------------------------
     Name:  William J. Catacosinos
     Title: President and Chief
            Executive Officer

                                                                       EXHIBIT A


                                Summary of Terms


                  The following summarizes selected terms of the senior subordinated increasing rate unsecured bridge loan and term loan facility to be provided in connection with the proposed acquisition (the "Acquisition") of Texas-New Mexico Power Company by ST Acquisition Corp., a newly formed acquisition subsidiary of SW Acquisition, L.P. This Summary of Terms is intended merely as an outline of certain of the material terms of such credit facilities. It does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to such credit facilities and it is not intended to limit the scope of discussion and negotiation of any matters not inconsistent with the specific matters set forth herein. All terms defined in the commitment letter to which this Summary of Terms is attached and not otherwise defined herein shall have the same meanings when used herein.

Borrower:                  ST Acquisition Corp. (the "Borrower").

Lenders:                   CIBC World Markets Corp.
                           The Chase Manhattan Bank

Amount: $275.0 million senior subordinated increasing rate bridge loan(the "Bridge Loan").

Maturity:                  The commitment shall automatically expire on February
                           24, 2000 if no portion of the Bridge  Loan  has  been
                           funded (other  than  as  a result of  failure of  the
                           Lenders to fulfill its obligations  hereunder).   Any
                           outstanding  amount  under  the  Bridge  Loan will be
                           required to be repaid in full on   , 2009 (10 years).

Commitment and             (i) A cash fee (the "Commitment Fee") of 1.25% of the
  Funding Fee:             total amount committed shall be earned by the Lenders
                           upon execution of the Bridge Loan commitment letter and be due and payable upon the Closing Date (it being understood that no Commitment Fee is payable under this clause (i) if the Closing Date does not occur except to the extent of any Expense Amount paid under Section 8.02(b or Section 8.02(c) of the Merger
                           Agreement) and (ii) on the date of funding of the Bridge Loan (the "Funding Date"), the Borrower shall pay a cash fee to the Lenders equal to 1.25% of the aggregate principal amount of the Bridge Loan funded on the Funding Date.

Ticking Fee                A cash fee  (the "Ticking  Fee") of  0.50% per  annum
                           on the average commitment from signing to funding or termination of the commitment (it being understood that no Ticking Fee is payable if the Closing Date does not occur except to the extent of any Expense
                           Amount paid under Section 8.02(b) or Section 8.02(c) of the Merger Agreement).

Use of Proceeds:           To fund  in part the Transaction  and to  pay related
                           fees and expenses.

Interest Rate:             Interest  on the Bridge  Loan will  be payable, semi-
                           annually in arrears. The interest rate will increase every 90 days subsequent to funding (the "Issue
                           Date") of the Bridge Loan and will initially be at the greater of LIBOR + 600 basis points or 11.00% and will increase thereafter as set forth in the schedule below (the "Interest Rate").

                           Days After Funding                 Incremental Spread
                           ------------------                 ------------------
                                91-180                               50 bp
                                181-270                             100 bp
                                271-365                             150 bp

                           At the first anniversary of the Closing Date the interest rate on the Bridge Loan shall be fixed at the sum of (i) 11.00% or LIBOR + 600 bps (whichever is greater) and (ii) 400 bps. Interest on the Bridge Loan will be paid in cash to the extent that the combined sum of the interest on the B ridge Loan is less than or equal to a rate per annum of 15.00%. To the extent that such combined sum is greater than 15%, interest above 15% will be paid in debt securities having terms and provisions identical to the Bridge Loan, as the case may be.

Ranking: The obligations of the Borrower under the Bridge Loan will be senior subordinated obligations of the Borrower and will rank (i) junior in right of payment only to all senior indebtedness of the Borrower, (ii) pari passu in right of payment to all senior subordinated indebtedness of the Borrower and (iii) senior to any subordinated indebtedness of the Borrower.

Optional Prepayment:       The Bridge Loan will be redeemable, at  the option of
                           the Borrower, at a premium to par for 365 days after the Closing Date as set forth in the schedule below plus accrued and unpaid interest if any.

                           Days After Funding                 Call Premium
                           ------------------                 ------------
                                 0-90                           100%
                                 91-180                         101.0%
                                 181-270                        102.0%
                                 271-365                        103.0%

                           At the first anniversary of the Closing Date, the Bridge Loan will become non-callable until the fifth anniversary of the Closing Date and thereafter will be callable at a premium declining ratably to par at the eighth anniversary of the Closing Date.

Mandatory Prepayment
 and  Change  in  Control: Net proceeds (except for proceeds from the  financing used to consummate the Acquisition) of sales of debt securities or equity securities, in a public offering or private placement by the Borrower or any of its subsidiaries, shall, to the extent permitted, be used to prepay the Bridge Loan plus accrued interest and any other amount payable thereunder to the full extent of the net proceeds so received to the extent such net proceeds are not used to retire senior bank debt. The Borrower will be required to make an offer to purchase all notes outstanding under the Bridge Loan, to the extent permitted by the Senior Credit Facilities, as the case may be, upon the occurrence of a Change of Control (to be defined) at 101% of principal amount plus accrued interest and otherwise in a manner reasonably acceptable to the Lenders and the Borrower.

Participation/Assign-
 ment or Syndication:      The Lenders may participate out or sell or assign, or
                           syndicate to other lenders, the Bridge Loan, in whole or in part, at any time, subject to compliance with applicable securities laws and the agreement between themselves.

Debt Security Exchange:    The  Lenders may  at any time  after the Closing Date
                           require that the Borrower exchange the Bridge Loan for long-term notes with substantially identical terms to the Bridge Loan, and other terms and conditions customary for high yield debt securities issued for cash in the then prevailing market and acceptable to the Lenders and the Borrower and shall in addition provide customary registration rights, including, without limitation, a registered exchange offer or, if not permitted by applicable law to effect an exchange offer, demand registrations.

Covenants:                 The Financing  Documentation  will contain  customary
                           affirmative and  negative  covenants (with  customary
                           carve-outs and exceptions), including, without  limi-
                           tation, restrictions on the ability of  the  Borrower
                           and  its  subsidiaries  to incur additional indebted-
                           ness,  incur  other  senior  subordinated  debt,  pay
                           certain  dividends and make  certain other restricted
                           payments and investments, impose restrictions  on the
                           ability  of   the  Borrower's  subsidiaries  to   pay
                           dividends or make certain payments to the Borrower, create liens, enter into transactions with affili-ates, sell assets and merge, consolidate or transfer substantially all of their respective assets.

Representations and
  Warranties:              Customary for transactions of this type.

Conditions Precedent:      Customary for transactions of this type as  set forth
                           in Section 3 of the bridge loan commitment letter.

Events of Default:         Customary for transactions  of this type,  including,
                           without  limitation,   payment   defaults,   covenant
                           defaults, bankruptcy and insolvency, judgments, cross
                           acceleration of and failure  to pay at final maturity
                           other  indebtedness  aggregating $5  million or more,
                           subject  to, in  certain   cases,  notice  and  grace
                           provisions.

Governing Law and Forum:   The State of New York.

Indemnification and
  Expense Reimbursement:   Customary for transactions of this type.